UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 18, 2007

Encysive Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas		77081
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-796-8822

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2007, the Compensation and Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") of Encysive Pharmaceuticals Inc. (the "Company") approved an amendment to all prior and future options grants to non-employee directors of the Company. The amendment provides that, with certain limitations, upon the non-employee director's (i) retirement or (ii) voluntary or involuntary resignation following a Change of Control (as defined in the relevant incentive plan under which the option is granted), the non-employee director will be able to exercise the vested portion of the option grant as of such date until the earlier of (x) the expiration date of such option or (ii) the first anniversary of such event.

Item 8.01 Other Events.

On September 24, 2007, the Company announced that it will move forward with plans to conduct an additional Phase III study evaluating Thelin™ (sitaxsentan sodium) in patients with Pulmonary Arterial Hypertension (PAH).

The Company has been discussing possible protocols for the trial, to be called STRIDE 5, with its Scientific Advisory Board and other experts. The Company will now work with the FDA to finalize the protocol. After the Company has concluded its protocol discussions with the FDA, it will announce the details of the study, including timing and the number of patients.

The Company believes it had successfully addressed all of the questions raised by the U.S. FDA in its New Drug Application (NDA) for Thelin in PAH. However, the Company has concluded after consulting with external experts that the best path forward for commercializing Thelin in the U.S. is to conduct an additional Phase III study. As a result, Encysive will not continue to pursue the formal dispute resolution process with the FDA.

Background
Following receipt of the June 15, 2007 "approvable" letter from the FDA, the Company filed a request for formal dispute resolution with the FDA over its decision. Dispute resolution is a process where companies can challenge regulatory decisions by bringing the dispute to attention of the FDA supervisors. In September of 2007 the Agency replied that, while the data in the NDA are suggestive of the effectiveness of Thelin, it did not provide the substantial evidence of effectiveness needed for approval, and recommended an additional Phase III trial as the best path forward.

This current report on Form 8-K contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are: a delay in the timeline for initiating the Thelin PAH clinical trial; delays in the timelines for enrolling patients and obtaining results of the Thelin PAH clinical trial; the statistical significance of the results of such trial; decisions by the FDA regarding whether and when to approve our NDA for Thelin™; our ability to attract and retain qualified key clinical development personnel; our estimate of the sufficiency of our existing capital resources to fund our operations, including conducting the Thelin PAH trial; the unpredictability of the FDA formal dispute resolution process; our ability to raise additional capital to fund cash requirements for future commercial and research and development operations including the Thelin PAH trial; as well as more specific risks, trends and uncertainties facing Encysive such as those set forth in its reports on Forms 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks, trends and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore you should not rely on any such forward-looking statements. Furthermore, Encysive undertakes no duty to update or revise these forward-looking statements. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encysive Pharmaceuticals Inc.

September 24, 2007	By:	/s/Paul S. Manierre

Name: Paul S. Manierre
Title: Vice President, General Counsel and Secretary